UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

CEC ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4441 West Airport Freeway, Irving, Texas	75062
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 258-8507

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On January 15, 2014, CEC Entertainment, Inc., a Kansas corporation (the “Company”), Queso Holdings Inc. (“Parent”), a Delaware corporation, and Q Merger Sub Inc. (“Merger Sub”), a Kansas corporation and a wholly-owned subsidiary of Parent, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will commence a tender offer (the “Tender Offer”) to purchase all of the Company’s issued and outstanding shares of common stock, par value $0.10 per share (the “Common Shares”), at a price of $54.00 per share payable net to the seller in cash, without interest (the “Offer Price”) and subject to deduction for applicable withholding taxes. Following completion of the Tender Offer and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. At the time the Merger becomes effective, all remaining outstanding Common Shares not tendered in the Tender Offer (other than Common Shares owned by Parent, Merger Sub and the Company) will be cancelled and converted into the right to receive the Offer Price, and any Common Shares held by stockholders who have properly perfected their statutory rights of appraisal pursuant to the applicable provisions of Section 17-6712 of the Kansas General Corporation Code), will be cancelled and converted into the right to receive the appraisal value for such shares.

Under certain circumstances, including in the event that the conditions to the Tender Offer are not satisfied or waived on any expiration date of the offer on or after March 1, 2014, Merger Sub will have the option to terminate the Tender Offer, in which event the parties have agreed to complete the Merger without the prior completion of the Offer.

Merger Sub commenced the Tender Offer, on January 16, 2014. The Tender Offer will initially expire at 9:30 A.M. (New York time) on February 14, 2014, and may be extended under certain circumstances as described in the Merger Agreement. Each Common Share accepted by Merger Sub in accordance with the terms of the Tender Offer will be exchanged for the right to receive the Offer Price. Subject to the satisfaction or waiver of the conditions to the Tender Offer, Merger Sub will accept for payment all Common Shares validly tendered and not validly withdrawn as soon as practicable following the expiration of the Tender Offer (the “Acceptance Time”).

During the period from January 16, 2014 and continuing until 4:59 P.M. (New York time) on January 29, 2014 (the “Go-Shop Period”), the Company is permitted to directly or indirectly solicit, initiate or encourage any Takeover Proposal from a Qualified Pre-Existing Bidder (as defined in the Merger Agreement) from or waive any “standstill” or similar obligation of any Qualified Pre-Existing Bidder (as defined in the Merger Agreement). At the end of the Go-Shop Period, the Company will cease such activities, as more fully described in the Merger Agreement.

Pursuant to the Merger Agreement, the Company agreed that shares of restricted stock subject to vesting requirements (“Restricted Shares”) will automatically vest in connection with the Merger and, at the Effective Time, each Restricted Share shall be cancelled and converted into the right to receive an amount equal to the Offer price plus an amount equal to all accrued but unpaid dividends related to such Restricted Share, with such amount to be paid through the Company’s payroll system. The Company has also agreed to take all reasonable steps to facilitate the ability of employees to tender their Restricted Shares in the Tender Offer.

The obligation of Merger Sub to accept for payment and pay for all Common Shares and Restricted Shares validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver of a number of other customary closing conditions as set forth in the Merger Agreement. Merger Sub’s obligation to accept for payment and pay for all Common Shares validly tendered pursuant to the Tender Offer is subject to (x) the condition that the number of Common Shares validly tendered and not validly withdrawn represents more than 50% of the total number of Common Shares outstanding on a fully-diluted basis on the date of purchase (the “Minimum Condition”), (y) the condition that any applicable HSR waiting period has expired or been terminated and (z) the condition that Parent shall have entered into definitive financing agreements, collectively in an amount at least equal to the amount required for Parent and Merger Sub to consummate the Offer and pay all fees and expenses payable by them in connection with the transaction, which amount will be available to Parent at the closing of the Tender Offer. In addition to the foregoing consummation of the Tender Offer is also subject to various other conditions, including (i) the absence of certain legal actions or other legal restraints to consummate the transactions contemplated by the Merger Agreement, (ii) the accuracy of representations and warranties of the Company; (iii) compliance by the Company in all material respects with its obligations, agreements or covenants; (iv) the absence of certain material adverse effects; (v) there not having been a Company Adverse Recommendation Change (as defined in the Merger Agreement); (vi) the Marketing Period (as defined in the Merger Agreement) having been completed; (vii) certain conditions related to the Top-Up Option (as defined below), where applicable, and (viii) other customary conditions. The closing of the Merger is subject to certain conditions specified in the Merger Agreement, including approval of the Merger by the Company’s stockholders, if required by applicable law.

The Company has also granted to Merger Sub an irrevocable option (the “Top-Up Option”), which Merger Sub will, in certain circumstances, be permitted to exercise after completion of the Tender Offer, to purchase a number of newly-issued Common Shares at the Offer Price which, when added to the Common Shares already owned by Parent and Merger Sub following completion of the Tender Offer, will constitute more than 90% of the Common Shares then outstanding on a fully diluted basis after giving effect to the issuance of such Common Shares.

The Merger Agreement contains certain termination rights by the Company and Parent including, among others, by the Company, in the event that the Company enters into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement), and by Parent, in the event that the Company breaches certain of its obligations relating to the Go-Shop Period. If the Merger Agreement is terminated under specified circumstances, including with respect to the acceptance of a Superior Proposal by the Company (except where the Superior Proposal is from an Excluded Party, as defined in the Merger Agreement), the Company will pay Parent (i) a termination fee equal to 3.5% of the sum of (A) the Offer Price multiplied by the number of outstanding Common Shares on a fully diluted basis as of the date of the Merger Agreement plus (B) $385,279,000, and (ii) expense reimbursement of $7 million. In the event the Company accepts a Superior Offer from an Excluded Party (as defined in the Merger Agreement) prior to February 4, 2014, the Company may be required to pay Parent (i) a “go-shop termination fee” equal to 1.75% of the sum of (A) the Offer Price multiplied by the number of outstanding Shares on a fully diluted basis as of the date of the Merger Agreement plus (B) $385,279,000, and (ii) expense reimbursement of $7 million. Additionally, upon a termination of the Merger Agreement under certain other specified circumstances, the Company will be required to reimburse Parent for expenses in the amount of $7 million. If the Company terminates the Merger Agreement under certain circumstances, Parent will be required to pay the Company a reverse termination fee equal to 5% of the sum of (i) the Offer Price multiplied by the number of outstanding Common Shares on a fully diluted basis as of the date of the Merger Agreement and (ii) $385,279,000.

The Merger Agreement includes detailed representations, warranties and covenants of the Company, Parent and Merger Sub, including with respect to the Rights Plan. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course of business consistent with past practices and has agreed to certain other negative operating covenants.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub or to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Merger Agreement includes representations, warranties and covenants of the Company, Parent and Merger Sub made solely for purposes of the Merger Agreement and solely for the benefit of the Parties to the Merger Agreement, and which may be subject to important qualifications and limitations agreed to by the Company, Parent and Merger Sub in connection with the negotiated terms of the Merger Agreement. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Parent and Merger Sub rather than establishing matters as facts.

Rights Agreement

On January 15, 2014, the Company entered into a Rights Agreement (the “Rights Agreement”) with Computershare, as rights agent (the “Rights Agent”). The Rights Agent currently serves as the Company’s transfer agent with respect to the Common Shares and also has been appointed transfer agent with respect to the Series B Junior Participating Preferred Stock, par value $100 per share, if any, that may be issued pursuant to the exercise of rights issued under the Rights Agreement. The material terms and conditions of the Rights Agreement are described below in response to Item 3.03, Material Modification to Rights of Security Holders. The response to Item 3.03 is hereby incorporated herein by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K (the “Form 8-K”). All capitalized terms used in this Form 8-K and not otherwise defined will have the meanings given to them in the Rights Agreement.

Item 3.03. Material Modifications to the Rights of Security Holders.

On January 15, 2014, the Board of Directors (the “Board”) of the Company authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share. The dividend is effective as of January 26, 2014 (the “Record Date”) with respect to the stockholders of record on that date. The Rights will also attach to new Common Shares issued after the Record Date. Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series B Junior Participating Preferred Stock, par value $100 per share (the “Preferred Shares”), of the Company at a price of $54.00 per one ten-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. Each Preferred Share is designed to be the economic equivalent of one Common Share. The description and terms of the Rights are set forth in the Rights Agreement.

Before the Distribution Date (as defined below), the Rights will be evidenced by the stock certificates representing the Common Shares then outstanding, and no separate Right Certificates (as defined below) will be distributed. Until ten calendar days after a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person,” as such term is defined in the Rights Agreement, (such date, the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate (or, with respect to Common Shares that are uncertificated, by the book-entry account that evidences record ownership of such Common Shares). In general and subject to certain exceptions, an “Acquiring Person” is a person, the affiliates or associates of such person, or a group, which has acquired beneficial ownership of 10% or more of the outstanding Common Shares. One such exception is that neither Parent nor Merger Sub (or any of Parent or Merger Sub’s Affiliates or Associates) shall be or become an “Acquiring Person” by reason of, and the term “Acquiring Person” shall not include Parent or Merger Sub (or any Affiliates or Associates of Parent or Merger Sub) by reason of the execution, delivery or approval of any of the Merger Agreement or the consummation of the Merger or any other transactions contemplated by the Merger Transaction Agreements (as defined in the Rights Agreement). For purposes of the Rights Agreement, beneficial ownership of the Common Shares is generally determined consistent with the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, except that derivative interests in the Common Shares, are also considered beneficial ownership of the underlying Common Shares for purposes of the Rights Agreement. The Rights Agreement provides that the ownership of shareholders that beneficially own 10% or more of our common stock on the date of adoption of the Rights Agreement will be grandfathered, but the Rights would become exercisable if at any time any such shareholder increases it ownership percentage by 0.001% or more. The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights) the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on the Business Day immediately prior to the first anniversary of the date of the Rights Agreement or immediately prior to the earlier to occur of the Acceptance Time and the Effective Time (each as defined in the Merger Agreement) (the “Final Expiration Date”), unless amended or unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable or payable, upon exercise of the Rights are subject to anti-dilution adjustments from time to time. The number of outstanding Rights and the number of one ten-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares, or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of (x) $1.00 per share or (y) 10,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $10,000.00 per share, plus accrued and unpaid dividends and distributions thereon, whether or not declared, but will be entitled to an aggregate payment of 10,000 times the payment made per Common Share. Each Preferred Share will have 10,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 10,000 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one ten-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share. The Preferred Shares would rank junior to any other series of the Company’s preferred stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at the then current exercise price of the Right that number of Common Shares having a market value of two times the exercise price of the Right. This right will commence at the time that a person has become an Acquiring Person (or the effective date of a registration statement relating to distribution of the rights, if later), but in any event no earlier than the Distribution Date.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each such holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time prior to the earliest of (i) the Distribution Date, or (ii) the Final Expiration Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.1 per Right (the “Redemption Price”). In general, the redemption of the Rights may be made effective at such time on such basis with such conditions as the Board in its sole discretion may establish. However, the Merger Agreement contains certain limitations on the Company’s ability to redeem the Rights. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after any person becomes an Acquiring Person and prior to the acquisition by any person or group of affiliated persons of 50% or more of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by an Acquiring Person or its affiliate or associates that will have become void), in whole or in part, at an exchange ratio of one Common Share per Right.

The Rights Agreement and the terms of the Rights generally may be amended by the Board without the consent of the holders of the Rights, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

A copy of the Rights Agreement is available free of charge from the Company. The summary description of the Rights set forth herein does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement, including the exhibits thereto and definitions contained therein, which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 15, 2014, the Company approved an amendment to the Company’s Bylaws by adding a new Section 49 to provide that the Kansas Control Share Acquisition Act shall not apply to control share acquisitions of shares of the Company.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendment to the Company’s Bylaws adding new Section 49, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

In addition, in connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board of Directors approved the Certificate of Designation establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designation will be filed with the Secretary of State of the State of Kansas on January 16, 2014. The Certificate of Designation is attached hereto as Exhibit 3.2 and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger among Queso Holdings Inc., Q Merger Sub Inc. and CEC Entertainment, Inc., dated as of January 15, 2014.

3.1	Amendment to the Bylaws of CEC Entertainment, Inc., dated January 15, 2014.

3.2	Certification of Designation of Series B Junior Participating Preferred Stock, as filed with the Secretary of State of Kansas on January 16, 2014.

4.1	Rights Agreement, dated as of January 16, 2014 between CEC Entertainment, Inc. and Computershare as rights agent.

99.1	Press Release issued January 16, 2014.

99.2	Press Release issued January 16, 2014.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.

Additional Information and Where to Find It

The tender offer for the outstanding shares of CEC Entertainment, Inc. referenced in this press release has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Apollo Management VIII, L.P. (“Apollo”) and its acquisition subsidiary will file with the SEC. At the time the tender offer is commenced, Apollo and its acquisition subsidiary will file tender offer materials on Schedule TO, and CEC Entertainment, Inc. (“CEC”) thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF CEC ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF CEC SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of CEC at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting CEC Entertainment, Inc. at 4441 W. Airport Freeway, Irving, TX 75062, Attention: Tiffany B. Kice, (972) 258-4525.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, CEC files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by CEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. CEC’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Statements

Statements herein regarding the proposed transaction among Apollo and CEC, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations and the intent of any parties about future actions constitute “forward-looking statements” as defined in the federal securities laws. Forward-looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions. Such statements are based upon current beliefs, expectations and assumptions and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, among other things, risks relating to the expected timing, consummation, and financial benefits of the tender offer and the merger. Apollo and CEC believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Apollo and CEC or persons acting on Apollo’s or CEC’s behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and Apollo and CEC undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

Additional factors that may affect future results are contained in CEC’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent filings, which are available at the SEC’s Website http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

	By:	/s/ Jay Young
		Name:	Jay Young
Date: January 16, 2014		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger among Queso Holdings Inc., Q Merger Sub Inc. and CEC Entertainment, Inc., dated as of January 15, 2014.

3.1	Amendment to the Bylaws of CEC Entertainment, Inc., dated January 15, 2014.

3.2	Certification of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Kansas on January 16, 2014.

4.1	Rights Agreement, dated as of January 16, 2014 between CEC Entertainment, Inc. and Computershare as rights agent.

99.1	Press Release issued January 16, 2014.

99.2	Press Release issued January 16, 2014.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.

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